FOR IMMEDIATE RELEASE

Investors and Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Announces Expiration of Deferred Prosecution Agreement

ARLINGTON, Tenn. - October 8, 2012 - Wright Medical Group, Inc. (NASDAQ: WMGI) today announced that the Deferred Prosecution Agreement (DPA) entered into effective September 29, 2010 with the United States Attorney's Office for the District of New Jersey has expired. The Company satisfied its obligations under the DPA and has received a Notice of Dismissal of the Complaint filed against it in this matter in the United States District Court for the District of New Jersey.

“We have taken significant steps to ensure that we successfully completed the DPA and have an effective, sustainable, global compliance program,” stated Robert Palmisano, President and Chief Executive Officer. “While exiting the DPA is an important milestone, executing an effective and efficient compliance system and promoting the highest standards of ethical and legal conduct in all of the markets that we serve will remain a focal point for the company.”

The Company remains subject to the terms of a Corporate Integrity Agreement it entered into with the Office of Inspector General of the U.S. Department of Health and Human Services until September 29, 2015.

More information on Wright's Compliance Program can be found at the following link:
http://www.wmt.com/Compliance/.

About Wright Medical

Wright Medical Group, Inc. is a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market. The Company specializes in the design, manufacture and marketing of devices and biologic products for extremity, hip and knee repair and reconstruction. The Company has been in business for more than 60 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company's website at www.wmt.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current view of future performance, results, and trends. Forward looking statements may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, in each case under the heading “Risk Factors” and elsewhere in such filings). By way of example and without implied limitation, such risks and uncertainties include: future actions of the United States Attorney's office, the FDA, the Department of Health and Human Services or other U.S. or foreign government authorities that could delay, limit or suspend our development, manufacturing, commercialization and sale of products, or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; any actual or alleged breach of the Corporate Integrity Agreement to which we are subject through September 2015 which could expose us to significant liability including exclusion from Medicare, Medicaid and other federal healthcare programs, potential criminal prosecution, and civil and criminal fines or penalties; adverse outcomes in existing product liability litigation; new product liability claims; inadequate insurance coverage; the possibility of private securities litigation or shareholder derivative suits; demand for and market acceptance of our new and existing products; potentially burdensome tax measures; lack of suitable business development opportunities; product quality or patient safety issues; challenges to our intellectual property rights; geographic and product mix impact on our sales; our inability to retain key sales representatives, independent distributors and other personnel or to attract new talent; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; inability to realize the anticipated benefits of restructuring initiatives; negative impact of the commercial and credit environment on us, our customers and our suppliers; and the potentially negative effect of our ongoing compliance enhancements on our relationships with customers, and on our ability to deliver timely and effective medical education, clinical studies, and new products.